     As filed with the Securities and Exchange Commission on June 27, 1997

                                                     Registration No. 333-_____
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                           STUART ENTERTAINMENT, INC.
             (Exact name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

           DELAWARE                                        84-0402207
 (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501
                    (Address of Principal Executive Offices)

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plan)
                 ----------------------------------------------

                               MICHAEL A. SCHALK
                              CORPORATE SECRETARY

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501
                    (Name and Address of Agent for Service)

                                 (712) 323-1488
         (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             WARREN L. TROUPE, ESQ.
                            DEBORAH A. SCHULTZ, ESQ.
                            MORRISON & FOERSTER LLP
                          370 17TH STREET, SUITE 5200
                                DENVER, CO 80202
                                 (303) 592-1500
               --------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


===========================================================================================
                                                               Proposed
                                                               Maximum          Proposed
                             Amount           Maximum          Aggregate        Amount of
 Title of Securities         to be         Offering Price      Offering        Registration
  to be Registered         Registered       Per Share(1)       Price(2)           Fee
-------------------------------------------------------------------------------------------
Common Stock,
$.01 par value
per share                   300,000           $3.75          $1,125,000.00       $340.91
===========================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.


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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by Stuart Entertainment, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

       (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997.

       (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated October 28, 1982.

       All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interest of the corporation.
Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnify insurance on behalf of its directors and officers.

         Article Eight of the Certificate of Incorporation of the Registrant requires the Registrant to indemnify, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, all directors and officers of the Registrant, which it has the power to indemnify, from and against any and all expenses, liabilities or other matters referred to in Section 145.

         The Registrant's Certificate of Incorporation also provides in Article Seven that directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Article III, Section 16 of the Registrant's Bylaws provides, in general, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant maintains liability insurance coverage for its directors and officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.    EXHIBITS.

       5        Opinion of Morrison & Foerster LLP.

       23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5).

       23.2     Consent of Deloitte & Touche LLP, independent auditors.

       24       Power of Attorney (See page II-2).

ITEM 9.    UNDERTAKINGS.

                   (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stuart Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Council Bluffs, State of Iowa, on June 23, 1997.


                                         STUART ENTERTAINMENT, INC.



                                         By: /s/ Timothy R. Stuart
                                            -------------------------------
                                             Timothy R. Stuart, President

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy R. Stuart, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                                      TITLE                                       DATE
          ---------                                      -----                                       ----
/s/ Leonard A. Stuart                       Chairman of the Board                                June 23, 1997
----------------------------------------
    Leonard A. Stuart

/s/ Albert F. Barber                        Vice Chairman of the Board                           June 23, 1997
----------------------------------------    and Chief Executive Officer
    Albert F. Barber

/s/ Timothy R. Stuart                       President, Chief Operating                           June 23, 1997
----------------------------------------    Officer and Director
    Timothy R. Stuart

/s/ Perry J. Lewis                          Director                                             June 23, 1997
----------------------------------------
    Perry J. Lewis

/s/ Ira Starr                               Director                                             June 23, 1997
----------------------------------------
    Ira Starr

/s/ Sangwoo Ahn                             Director                                             June 23, 1997
----------------------------------------
    Sangwoo Ahn

/s/ Stanley M. Taube                        Director                                             June 23, 1997
----------------------------------------
    Stanley M. Taube

/s/ Richard D. Spizzirri                    Director                                             June 23, 1997
----------------------------------------
    Richard D. Spizzirri

/s/ Ronald G. Rudy                          Director and Executive                               June 23, 1997
----------------------------------------    Vice President
    Ronald G. Rudy

/s/ Paul C. Tunink                          Vice President-Finance,                              June 23, 1997
----------------------------------------    Treasurer and Chief Financial Officer
    Paul C. Tunink



                                 EXHIBIT INDEX



EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

5             Opinion of Morrison & Foerster LLP.

23.1          Consent of Morrison & Foerster LLP (contained in Exhibit 5).

23.2          Consent of Deloitte & Touche LLP, independent auditors.

24            Power of Attorney (See page II-2).